AMENDED AND RESTATED FOREIGN CUSTODY MANAGER AGREEMENT


      AGREEMENT made as of May 16, 2001 between Each Investment Company Listed on Schedule 1 attached hereto (each a "Fund") and The Bank of New York ("BNY").


                              W I T N E S S E T H:

      WHEREAS, each Fund appointed BNY as a Foreign Custody Manager on the terms and conditions contained in a certain Foreign Custody Agreement made as of July 30, 1998 or May 7, 1998, and effective as of February 27, 1998 (the "Prior Agreement");

      WHEREAS,  each  Fund  and BNY  desire  to amend  and  restate  the  Prior
Agreement;

      WHEREAS, BNY desires to continue to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, each Fund and BNY hereby agree as follows:



ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2.    "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities (as herein defined) specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule (as herein defined) as a Foreign Custody Manager with respect to each Specified Country (as herein defined) and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule 2 attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to BNY as custodian (the "Custodian") under its Custody Agreement with the Fund.

ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

1. Each Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets (as defined in the Rule) would exercise.

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to Foreign Assets (as defined in the Rule) of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.
                                RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2. For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.
                                 REPRESENTATIONS

1. Each Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to such country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.
                                 CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of
Article II hereof.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.
                         LIMITED LIABILITY OF EACH FUND

      BNY acknowledges that is has received notice of and accepts the limitations of liability as set forth in each Fund's Agreement and Declaration of Trust, Articles of Incorporation, or Agreement of Limited Partnership. BNY agrees that each Fund's obligation hereunder shall be limited to the assets of the Fund, and that BNY shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Board Member, officer, employee, or agent of the Fund.

ARTICLE VII.
                                  MISCELLANEOUS

1. This Agreement shall be deemed a separate agreement between each Fund and BNY and constitutes the entire agreement between each Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between a Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement with a Fund.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor,, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 777 Mariners' Island Boulevard, San Mateo, California 94404,
Attention: Secretary, or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.


      IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                               EACH INVESTMENT COMPANY LISTED ON SCHEDULE 1
                               HERETO



                               By:  /S/ MURRAY L. SIMPSON

                               Title:   Vice President









                              THE BANK OF NEW YORK



                              By: /S/ IRA R. ROSNER

                              Title:  Vice President





            AMENDED AND RESTATED FOREIGN CUSTODY MANAGER AGREEMENT

                                   SCHEDULE 1

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of May 16, 2001.


-----------------------------------------------------------------------------------------------
INVESTMENT COMPANY              ORGANIZATION         SERIES ---(IF APPLICABLE)
-----------------------------------------------------------------------------------------------

Franklin Custodian Funds, Inc.  Maryland Corporation DynaTech Series
                                                     Growth Series
                                                     Income Series
                                                     Utilities Series

Franklin Floating Rate Master   Delaware Business    Franklin Floating Rate Master Series
Trust                           Trust
Franklin Gold and Precious      Delaware Business
Metals Fund                     Trust

Franklin Growth and Income Fund Delaware Business
                                Trust

Franklin High Income Trust      Delaware Business    AGE High Income Fund
                                Trust
Franklin Investors Securities   Massachusetts        Franklin Convertible Securities Fund
Trust                           Business Trust       Franklin Equity Income Fund
                                                     Franklin Floating Rate Daily Access Fund
                                                     Franklin Global Government Income Fund
                                                     Franklin Total Return Fund

Franklin Managed Trust          Delaware Business    Franklin Rising Dividends Fund
                                Trust

-----------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------
INVESTMENT COMPANY              ORGANIZATION         SERIES ---(IF APPLICABLE)
-----------------------------------------------------------------------------------------------
Franklin Mutual Series Fund     Maryland Corporation Mutual Beacon Fund
Inc.                                                 Mutual Discovery Fund
                                                     Mutual European Fund
                                                     Mutual Financial Services Fund
                                                     Mutual Qualified Fund
                                                     Mutual Shares Fund

Franklin Real Estate            Delaware Business    Franklin Real Estate Securities Fund
Securities Trust                Trust
Franklin Strategic Mortgage     Delaware Business
Portfolio                       Trust

Franklin Strategic Series       Delaware Business    Franklin Aggressive Growth Fund
                                Trust                Franklin Biotechnology Discovery Fund
                                                     Franklin Blue Chip Fund
                                                     Franklin Global
                                                     Communications Fund
                                                     Franklin Global Health Care
                                                     Fund Franklin Large Cap
                                                     Growth Fund Franklin
                                                     Natural Resources Fund
                                                     Franklin Small Cap Growth
                                                     Fund I Franklin Small Cap
                                                     Growth Fund II Franklin
                                                     Strategic Income Fund
                                                     Franklin Technology Fund
                                                     Franklin U.S. Long-Short
                                                     Fund

Franklin Templeton Fund                              Franklin Templeton Conservative Target
Allocator Series                                     Fund
                                                     Franklin Templeton Moderate Target Fund
                                                     Franklin Templeton Growth Target Fund

Franklin Templeton                                   Templeton Pacific Growth Fund
International Trust

Franklin Templeton Variable     Massachusetts        Franklin Aggressive Growth Securities
Insurance Products Trust        Business Trust       Fund
                                                     Franklin Global Communications
                                                     Securities Fund
                                                     Franklin Global Health Care Securities
                                                     Fund
                                                     Franklin Growth and Income Securities
                                                     Fund

-----------------------------------------------------------------------------------------------
INVESTMENT COMPANY              ORGANIZATION         SERIES ---(IF APPLICABLE)
-----------------------------------------------------------------------------------------------
Franklin Templeton Variable                          Franklin High Income Fund
Insurance Products Trust                             Franklin Income Securities Fund
(continued)                                          Franklin Large Cap Growth Securities Fund
                                                     Franklin Money Market Fund
                                                     Franklin Natural Resources
                                                     Securities Fund Franklin
                                                     Real Estate Fund Franklin
                                                     Rising Dividends Securities
                                                     Fund Franklin Small Cap
                                                     Fund Franklin Strategic
                                                     Income Securities Fund
                                                     Franklin S&P 500 Index Fund
                                                     Franklin Technology
                                                     Securities Fund Franklin
                                                     U.S. Government Fund
                                                     Franklin Value Securities
                                                     Fund Franklin Zero Coupon
                                                     Fund - 2005 Franklin Zero
                                                     Coupon Fund - 2010 Mutual
                                                     Discovery Securities Fund
                                                     Mutual Shares Securities
                                                     Fund Templeton Global
                                                     Income Securities Fund

Franklin Value Investors Trust  Massachusetts        Franklin Balance Sheet Investment Fund
                                Business Trust       Franklin Large Cap Value Fund
                                                     Franklin MicroCap Value Fund
                                                     Franklin Value Fund

CLOSED END FUNDS:

Franklin Floating Rate Trust    Delaware Business
                                Trust

Franklin Multi-Income Trust     Massachusetts
                                 Business Trust

Franklin Universal Trust        Massachusetts
                                 Business Trust
-----------------------------------------------------------------------------------------------


                                   SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                        SUBCUSTODIAN

Argentina                      Banco Rio de La Plata
Australia                      National Australia Bank Limited
Austria                        Bank Austria AG
Bahrain                        HSBC Bank Middle East
Bangladesh                     Standard Chartered Bank PLC
Belgium                        Banque Bruxelles Lambert
Benin                          Societe Generale de Banques en Cote d'lvoire
Bermuda                        Bank of Bermuda Limited
Bolivia                        Citibank, N.A.
Botswana                       Barclays Bank of Botswana Ltd.
Brazil                         BankBoston, N.A.
Bulgaria                       ING Bank
Burkina Faso                   Societe Generale de Banques en Cote d'lvoire
Canada                         Royal Bank of Canada
Chile                          BankBoston, N.A.
China                          The Standard Chartered Bank
Colombia                       Cititrust Colombia S.A.
Costa Rica                     Banco BCT
Croatia                        Privredna Banka Zabreb d.d.
Cyprus                         Bank of Cyprus
Czech Republic                 Ceskoslovenska Obchodni Banka A.S.
Denmark                        Danske Bank
Ecuador                        Citibank, N.A.
Egypt                          Citibank, N.A.
Estonia                        Hansabank, Ltd.
Euromarket                     Clearstream
Euromarket                     Euroclear
Finland                        Merita Bank plc
France                         BNP Paribas Securities Services/Credit Agricole
                                Indosuez
Germany                        Dresdner Bank AG
Ghana                          Barclays Bank of Ghana Ltd.
Greece                         BNP Paribas Securities Services
Guinea Bissau                  Societe Generale de Banques en Cote d'lvoire
Hong Kong                      The Hongkong and Shanghai Banking Corporation
                                Limited
Hungary                        Citibank Budapest Rt.
Iceland                        Landsbanki Islands
India                          The Hongkong and Shanghai Banking Corporation
                                Limited/Deutsche Bank AG
Indonesia                      The Hongkong and Shanghai Banking Corporation
                                Limited
Ireland                        Allied Irish Banks plc
Israel                         Bank Leumi Le-Israel B.M.
Italy                          IntesaBCI/BNP Paribas Securities Services
Ivory Coast                    Societe Generale de Banques en Cote d'lvoire -
                                Abidjian
Jamaica                        CIBC Trust & Merchant Bank Jamaica Ltd.
Japan                          The Bank of Tokyo-Mitsubishi Limited/The Fuji
                                Bank, Limited
Jordan                         HSBC Bank Middle East
Kazakhstan                     ABN/AMRO
Kenya                          Barclays Bank of Kenya Limited
Latvia                         Hansabanka Limited
Lebanon                        HSBC Bank Middle East
Lithuania                      Vilniaus Bankas
Luxembourg                     Banque et Caisse d'Epargne de L'Etat Luxembourg
Malaysia                       HSBC Bank Malaysia Berhad
Mali                           Societe Generale de Banques en Cote d'lvoire
Malta                          HSBC Bank Malta p.l.c.
Mauritius                      Hongkong and Shanghai Banking Corp.
Mexico                         Banco Nacional de Mexico
Morocco                        Banque Commerciale du Maroc
Namibia                        Stanbic Bank Namibia Limited
NASDAQ Europe                  Banque Bruxelles Lambert
Netherlands                    Fortis Bank (Nederland) N.V.
New Zealand                    National Nominees Limited
Niger                          Societe Generale de Banques en Cote d'lvoire
Nigeria                        Stanbic Merchant Bank Nigeria Limited
Norway                         Den norske Bank ASA
Oman                           HSBC Bank Middle East
Pakistan                       Standard Chartered Bank
Palestinian Autonomous Area    HSBC Bank Middle East, Ramallah
Panama                         BankBoston, N.A.
Peru                           Citibank, N.A.
Philippines                    The Hongkong and Shanghai Banking Corporation,
                                Limited
Poland                         Bank Handlowy w Warszawie S.A.
Portugal                       Banco Comercial Portugues, S.A.
Qatar                          HSBC Bank Middle East, Doha
Romania                        ING Bank
Russia                         Credit Suisse First Boston AO/
                               Vneshtorgbanke (Min Fin Bonds only)
Senegal                        Societe Generale de Banques en Cote d'lvoire
Singapore                      United Overseas Bank Limited/Development Bank of
                                Singapore
Slovakia                       Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia                       Bank Austria
South Africa                   Standard Bank of South Africa Limited /Societe
                                Generale,
                               Johannesburg Branch
South Korea                    Standard Chartered Bank
Spain                          Banco Bilbao Vizcaya Argentaria SA /
                               Banco Santander Central Hispano
Sri Lanka                      Standard Chartered Bank
Swaziland                      Stanbic Bank Swaziland Limited
Sweden                         Skandinaviska Enskilda Banken
Switzerland                    Credit Suisse First Boston
Taiwan                         The Hongkong and Shanghai Banking Corporation,
                                Limited
Thailand                       Standard Chartered Bank/Bangkok Bank Public
                                Company Ltd.
Togo                           Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago              Republic Bank Limited
Tunisia                        Banque Internationale Arabe de Tunisie
Turkey                         Osmanli Bankasi A.S.(Ottoman Bank)
U.A.E.                         HSBC Bank Middle East, Dubai
Ukraine                        ING Bank
United Kingdom                 The Bank of New York/The Depository & Clearing
                                Centre (DCC)
United States                  The Bank of New York
Uruguay                        BankBoston, N.A.
Venezuela                      Citibank, N.A.
Vietnam                        The Hongkong and Shanghai Banking Corporation,
                                Limited
Zambia                         Barclays Bank of Zambia Limited
Zimbabwe                       Barclays Bank of Zimbabwe Limited